Exhibit 10.15

AGREEMENT

This AGREEMENT is made and entered into this   1sr day  of March, 2011 by and between Matt Endara ("Endara") and Internal Fixation Systems, Inc. (the "Company"),

RECITALS:

    Whereas, Company and Endara signed an Employment Agreement dated October 1, 2010; and

    Whereas, the Parties wish to postpone the start date of the Employment Agreement until June 1st, 2011 (the "Postponement Period") and otherwise amend the Employment Agreement as provided herein;

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

1.    All rights, duties, obligations and liabilities of the Employee and the Employer arising under the Employment Agreement shall be tolled for the duration of the Postponement Period. As examples, and not by way of limitation, the Employee (i) shall begin to accrue salary and benefits under the Employment Agreement at the expiration of the Postponement Period and (ii) the Options (as defined in the Employment Agreement) shall begin vesting upon commencement of employment

2.    As amended by these provisions, the Employment Agreement is ratified and in full force and effect.

AGREED TO this Date:

INTERNAL FIXATION SYSTEMS, INC.	MATT ENDARA

/s/ Stephen J. Dresnick	/s/ Matt Endara
Stephen J. Dresnick, MD President/ CEO